                                                                   Exhibit 10.30

                             SALES AGENCY AGREEMENT


         AGREEMENT, dated October 4, 1990, between ASHLAND COAL, INC., a corporation organized under the laws of Delaware, U.S.A. ("ACI"), and SAARBERGWERKE A.G., a company organized under the laws of the Federal Republic of Germany ("SAG");

                              W I T N E S S E T H:

          In consideration of the mutual agreements contained herein, the parties hereto agree as follows:

          1. As used in this Agreement, "German Customer" shall mean a company or any subsidiaries and affiliates thereof, other than SAG and its subsidiaries and affiliates, which consumes coal in the Federal Republic of Germany.

          2. ACI hereby appoints SAG as the exclusive agent of ACI for the purpose of selling, on behalf of ACI or its subsidiaries, coal to German Customers for consumption in the Federal Republic of Germany.

          3. ACI shall pay to SAG, as compensation for the services of SAG under this Agreement, a commission (determined as specified in paragraph 4 of this Agreement) upon each ton of coal which is sold by ACI or any subsidiary of ACI to a German Customer for consumption in the Federal Republic of Germany and which is delivered and paid for. No commission shall be paid upon any coal not delivered and paid for, irrespective of the reason for such non-delivery or non-payment. SAG shall not be entitled to payment for any expenses incurred in connection- with its services hereunder, it being understood that payment of the commission will be full compensation to SAG.

          4. The commission payable to SAG under paragraph 3 hereof shall be two percent of the selling price of the coal FOB the mine, irrespective of whether the actual selling price is on an FOB the mine basis. It is understood that where coal is transported by rail to a barge loading facility, the price of the coal FOB the mine means the price FOB the point of loading into the railcar. It is further understood that in Eastern Kentucky where coal is trucked directly from the mine to a barge loading facility, the price of the coal FOB the mine means the price FOB the point of loading into the barge.

          5. The commission shall be payable to SAG within 10 days after the receipt by ACI of payment for the coal. 6. SAG shall use its best efforts to promote the sale of ACI coal in the Federal Republic of Germany consistent with the law and regulations of the Federal Republic of Germany and the European Community. SAG shall keep ACI informed as to the coal market in the Federal Republic of Germany. Except as otherwise agreed and subject to paragraphs 7 and 8 hereof, it is the express understanding of the parties hereto that SAG, as ACI's exclusive agent hereunder, will be in charge of all discussions with German Customers as to coal for consumption in the Federal Republic of Germany.

          6. SAG shall use its best efforts to promote the sale of ACI coal in the Federal Republic of Germany consistent with the law and regulations of the Federal Republic of Germany and the European Community. SAG shall keep ACI informed as to the coal market in the Federal Republic of Germany. Except as otherwise agreed and subject to paragraphs 7 and 8 hereof, it is the express understanding of the parties hereto that SAG, as ACI's exclusive agent hereunder, will be in charge of all discussions with German Customers as to coal for consumption in the Federal Republic of Germany.

          7. Except as otherwise expressly agreed, SAG shall have no authority to bind ACI or its subsidiaries in any respect, to determine price or any other term of sale, to execute sales contracts or to receive payments from the purchaser. Such contracts shall be made in the name of ACI or its subsidiary.

          8. In the event SAG fails to use its best efforts to sell ACI coal to customers located in the Federal Republic of Germany, ACI may give SAG written notice of such failure, and if such failure is not cured within a period of six months from receipt of such notice, then ACI shall have the right to use its own sales force to sell such customers, but SAG shall remain entitled to its commission under paragraph 3 of the Agreement and, when and if SAG resumes good faith efforts to sell, ACI shall withdraw its sales force.

          9. SAG shall not assign this Agreement without the prior written consent of ACI. ACI hereby consents to an assignment to a company in which SAG has no less than a 51% ownership interest.

          10. ACI shall have the right to terminate this Agreement upon (i) consummation of a transaction as a result of which the ownership interest of SAG in an assignee of this Agreement becomes less than 51%, or (ii) consummation of a transaction as a result of which neither SAG nor an affiliate of SAG owns any shares of the capital stock of ACI. SAG shall have the right to terminate this Agreement at any time upon two years' prior written notice to ACI, or (iii) aggregate sales of coal by ACI or its subsidiaries to all customers subsequent to February 27, 1982 reaching 649,000,000 tons.

          11. This Agreement shall become effective on the day and year first above written.

          12. It is the intent of the parties to this Agreement that, so long as SAG has "Unfilled Off-Take" as defined in that certain Coal Off-Take Agreement dated May 28, 1981, between ACI and SAG, as amended, ("COTA"), all quantities of coal upon which SAG is entitled to a commission under this Agreement shall be deducted from SAG's "Off-Take Tonnage" as defined in COTA. However, the parties also recognize that such deduction from Off-Take Tonnage may not always be appropriate. Therefore, in all circumstances, the parties hereto agree to review each contract subject to this paragraph 12 and further agree not to make any such deduction without the prior written consent of each party.

          13. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                         ASHLAND COAL, INC.

                                         By: William C. Payne
                                            -----------------------
                                         Its: President
                                             ----------------------


                                         SAARBERGWERKE A.G.

                                         By: Dr. Dietrich Reinhardt
                                            -----------------------
                                         Its: Director
                                             ----------------------

Ashland Coal, Inc.                                               April 10, 1990
P.O. Box 6300

Huntington, WV 25771
United States of America


Sales Agency Agreement

Gentlemen,

Reference is made to that certain Sales Agency Agreement, dated October 4, 1990 (the "Agency Agreement") between Saarbergwerke AG, a company organized under the laws of the Federal Republic of Germany ("SBW") and Ashland Coal, Inc., a company organized under the laws of the State of Delaware ("ACI").

In light of the developments in Europe and, more specifically, the developments regarding the unification of the German Democratic Republic and the Federal Republic of Germany, SBW and ACI wish to clarify their understanding of the Agency Agreement.

SBW and ACI agree that all references in the Agency Agreement to the "Federal Republic of Germany" refer to the Federal Republic of Germany as it has expanded as a result of the accession of the German Democratic Republic to the Federal Republic of Germany as contemplated by Article 23 of the Constitution of the Federal Republic of Germany.

Please indicate your agreement to the above by signing below and returning a signed copy of this letter agreement to us at your earliest convenience.

Very truly yours,
SAARBERGWERKE AKTIENGESELLSCHAFT


Dr. Dietrich Reinhardt
Dirctor of Saarbergwerke AG

Agreed:
Ashland Coal, Inc.

By: W. C. Payne
   ---------------------
Title: President